Exhibit 10.1

CONFIDENTIAL

AMENDMENT TO COMMERCIAL SUPPLY AGREEMENT FOR EXENATIDE

THIS AMENDMENT (“Amendment”) is effective as of April 29, 2010 and is by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (“Amylin”), having a place of business at 9360 Towne Centre Drive, San Diego, California 92121 and BACHEM, INC., a California corporation (“Bachem”), with an address of 3132 Kashiwa Street, Torrance, CA 95050.  References to any of Amylin or Bachem includes reference to their respective Affiliates.

WHEREAS, Amylin and Bachem entered into an Agreement effective as of December 23, 2003, directed to the manufacturing and supply of Exenatide (the “Supply Agreement”);

WHEREAS, Amylin and Bachem have agreed to change the retest dating period for Product;

WHEREAS, Amylin and Bachem wish to make certain amendments to the Supply Agreement to clarify the meaning of definitions and warranties related to the retest period;

NOW, THEREFORE, in consideration of the premises above and the terms and conditions set forth below, the parties agree as follows:

1.               Paragraph 1.12 is hereby deleted and replaced with the following:

1.12                           “Hidden Defect” means a defect in any shipment of Product that could not reasonably be expected to have been found by diligent and adequate inspection by Amylin pursuant to Section 4.1, such as the presence of any Contaminant or failure to follow cGMPs.  For clarity, it shall not be considered a Hidden Defect if Product conforms to the representations and warranties in Section 8.1 hereof at the time of delivery to Amylin, but fails to meet the Product Specifications at any time after Amylin acceptance of Product.

2.               The last sentence of Paragraph 8.1 is hereby deleted and replaced with the following:

Except as set forth in this Agreement, Bachem makes no warranties, expressed or implied, with respect to Product, and all other warranties, expressed or implied, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose and Product stability supporting the assigned retest date, are hereby disclaimed by Bachem.

3.               Except as expressly stated above, the Agreement remains in full force and effect in accordance with its terms.  Unless otherwise stated in this Amendment each defined term herein shall have the same meaning ascribed to such term in the Agreement.

4.               The terms and conditions of this Amendment are hereby incorporated into and made a part of the Supply Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date written above.

Bachem, Inc.		Amylin Pharmaceuticals, Inc.

By:	/s/ Alex Fässler	By:	/s/ David Banks

Name:	Alex Fässler	Name:	David Banks

Tltle:	President & COO	Title:	VP, MFG